VALIDUS ANNOUNCES THIRD QUARTER AND NINE MONTH 2014 FINANCIAL RESULTS

2014 YEAR TO DATE NET INCOME OF $355.4 MILLION AND 12.8% ANNUALIZED OPERATING RETURN ON AVERAGE EQUITY

BOOK VALUE PER DILUTED COMMON SHARE OF $38.70 AT SEPTEMBER 30, 2014

Pembroke, Bermuda, October 29, 2014 - Validus Holdings, Ltd. (“Validus” or the “Company”) (NYSE: VR) today reported net income available to Validus of $39.7 million, or $0.41 per diluted common share, for the three months ended September 30, 2014, compared to $183.4 million, or $1.77 per diluted common share, for the three months ended September 30, 2013. Net income available to Validus was $355.4 million, or $3.70 per diluted common share, for the nine months ended September 30, 2014, compared to $437.3 million, or $3.99 per diluted common share, for the nine months ended September 30, 2013.
Net operating income available to Validus was $77.3 million, or $0.82 per diluted common share, for the three months ended September 30, 2014, compared to $155.2 million, or $1.50 per diluted common share, for the three months ended September 30, 2013. Net operating income available to Validus was $356.0 million, or $3.71 per diluted common share, for the nine months ended September 30, 2014, compared to $482.3 million, or $4.41 per diluted common share, for the nine months ended September 30, 2013.
Book value per diluted common share stands at $38.70, reflecting quarterly growth of 1.2% inclusive of dividends.
Commenting on the financial results for the three months ended September 30, 2014, Validus' Chairman and CEO Ed Noonan stated:
“Validus’ results for the quarter were impacted by $61.4 million of losses concentrated in the classes of aviation war and energy.  Despite these losses, the company still generated $92.1 million in underwriting income, $77.3 million in net operating income and an 8.3% annualized operating return on average equity.  Validus takes on volatile business as we get paid more for assuming the risk.  By definition this means that our results will sometimes be lumpy, but I’d rather have a lumpy high return on equity than a lower consistent one.  Our thoughtful underwriting of these classes of business is what has allowed Validus to create strong growth in book value since the company’s formation.”
Western World results have not been included in the Company's consolidated results for the three and nine months ended September 30, 2014.
Net income and net operating income available to Validus, earnings and operating earnings per diluted share available to Validus, by segment for the three months ended September 30, 2014 were as follows:

	Net Income Available to Validus	Net Operating Income Available to Validus
	(Expressed in millions of U.S. dollars, except per share information)
Validus Re	$56.0	$78.8
Talbot	21.7	31.5
PaCRe, Ltd.	(5.9)	—
Other AlphaCat Companies	5.7	5.0
AlphaCat subtotal	(0.2)	5.0
Corporate & Eliminations	(37.8)	(38.0)
Total	$39.7	$77.3
Earnings per diluted common share available to Validus	$0.41
Operating earnings per diluted common share available to Validus		$0.82

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Net operating income (loss), a non-GAAP financial measure, is defined as net income (loss) excluding net realized and change in net unrealized gains (losses) on investments, income (loss) from investment affiliate, foreign exchange gains (losses) and non-recurring items. Net operating income (loss) available (attributable) to Validus is defined as above, but excludes income (loss) available (attributable) to noncontrolling interest. Reconciliations of these measures to net income (loss) and net income (loss) available (attributable) to Validus, the most directly comparable GAAP measures, are presented at the end of this release.
Third Quarter 2014 Results
Highlights for the third quarter include the following:

•	Gross premiums written for the three months ended September 30, 2014 were $359.0 million compared to $356.8 million for the three months ended September 30, 2013, an increase of $2.2 million, or 0.6%.

•	Net premiums earned for the three months ended September 30, 2014 were $494.7 million compared to $531.3 million for the three months ended September 30, 2013, a decrease of $36.6 million, or 6.9%.

•	Underwriting income for the three months ended September 30, 2014 was $92.1 million compared to $166.8 million for the three months ended September 30, 2013, a decrease of $74.7 million, or 44.8%.

•
Combined ratio for the three months ended September 30, 2014 was 81.4% which included $55.6 million of favorable loss reserve development on prior accident years, benefiting the loss ratio by 11.2 percentage points compared to a combined ratio for the three months ended September 30, 2013 of 68.6% which included $65.1 million of favorable loss reserve development on prior accident years, benefiting the loss ratio by 12.2 percentage points. The favorable loss reserve development was primarily due to lower than expected development on attritional losses. Included within the incurred losses for the three months ended September 30, 2014 of $224.1 million, was $61.4 million of non-notable loss events.

•
Net operating income available to Validus for the three months ended September 30, 2014 was $77.3 million compared to $155.2 million for the three months ended September 30, 2013, a decrease of $78.0 million, or 50.2%.

•
Net income available to Validus for the three months ended September 30, 2014 was $39.7 million compared to $183.4 million for the three months ended September 30, 2013, a decrease of $143.7 million, or 78.4%.

•	Annualized return on average equity of 4.2% and annualized net operating return on average equity of 8.3%.

Highlights for the year to date include the following:

•
Gross premiums written for the nine months ended September 30, 2014 were $2,026.6 million compared to $2,163.8 million for the nine months ended September 30, 2013, a decrease of $137.2 million, or 6.3%.

•
Net premiums earned for the nine months ended September 30, 2014 were $1,443.7 million compared to $1,609.8 million for the nine months ended September 30, 2013, a decrease of $166.2 million, or 10.3%.

•	Underwriting income for the nine months ended September 30, 2014 was $391.3 million compared to $494.5 million for the nine months ended September 30, 2013, a decrease of $103.3 million, or 20.9%.

•
Combined ratio for the nine months ended September 30, 2014 was 72.9% which included $167.6 million of favorable loss reserve development on prior accident years, benefiting the loss ratio by 11.6 percentage points compared to a combined ratio for the nine months ended September 30, 2013 of 69.3% which included $171.8 million of favorable loss reserve development on prior accident years, benefiting the loss ratio by 10.7 percentage points.

•
Net operating income available to Validus for the nine months ended September 30, 2014 was $356.0 million compared to $482.3 million for the nine months ended September 30, 2013, a decrease of $126.3 million, or 26.2%.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

•
Net income available to Validus for the nine months ended September 30, 2014 was $355.4 million compared to $437.3 million for the nine months ended September 30, 2013, a decrease of $81.9 million, or 18.7%.

•	Annualized return on average equity of 12.8% and annualized net operating return on average equity of 12.8%.

Notable Loss Events
During the three months ended September 30, 2014 and 2013, the Company did not incur any notable losses, defined as consolidated losses which aggregate to a threshold greater than or equal to $30.0 million. The Company's loss ratio, excluding prior year development and notable loss events, for the three months ended September 30, 2014 and 2013 was 56.5% and 45.7%, respectively.
Validus Re Segment - Third Quarter 2014 Results
Highlights for the third quarter include the following:

•
Gross premiums written for the three months ended September 30, 2014 were $114.9 million compared to $130.9 million for the three months ended September 30, 2013, a decrease of $16.0 million, or 12.2%. Gross premiums written for the three months ended September 30, 2014 included $70.6 million of property premiums, $23.0 million of marine premiums and $21.3 million of specialty premiums, compared to $96.5 million of property premiums, $21.9 million of marine premiums and $12.6 million of specialty premiums for the three months ended September 30, 2013.

•	Net premiums earned for the three months ended September 30, 2014 were $226.7 million compared to $275.8 million for the three months ended September 30, 2013, a decrease of $49.1 million, or 17.8%.

•	The combined ratio for the three months ended September 30, 2014 was 70.3% compared to 48.0% for the three months ended September 30, 2013, an increase of 22.3 percentage points.

•
The loss ratio for the three months ended September 30, 2014 was 45.0% compared to 22.6% for the three months ended September 30, 2013, an increase of 22.4 percentage points. The loss ratio for the three months ended September 30, 2014 included favorable loss reserve development on prior accident years of $20.1 million, benefiting the loss ratio by 8.9 percentage points. The loss ratio for the three months ended September 30, 2013 included favorable loss reserve development on prior accident years of $30.9 million, benefiting the loss ratio by 11.2 percentage points. The favorable loss reserve development was primarily due to lower than expected development on attritional losses.

•
Net operating income available to Validus Re for the three months ended September 30, 2014 was $78.8 million compared to $153.9 million, for the three months ended September 30, 2013, a decrease of $75.1 million, or 48.8%.

•
General and administrative expenses for the three months ended September 30, 2014 were $18.5 million compared to $19.8 million for the three months ended September 30, 2013, a decrease of $1.3 million, or 6.4%.

Highlights for the year to date include the following:

•
Gross premiums written for the nine months ended September 30, 2014 were $1,104.2 million compared to $1,232.3 million for the nine months ended September 30, 2013, a decrease of $128.1 million, or 10.4%. Gross premiums written for the nine months ended September 30, 2014 included $617.0 million of property premiums, $175.7 million of marine premiums and $311.4 million of specialty premiums, compared to $727.4 million of property premiums, $194.0 million of marine premiums and $310.8 million of specialty premiums for the nine months ended September 30, 2013.

•	Net premiums earned for the nine months ended September 30, 2014 were $686.8 million compared to $883.7 million for the nine months ended September 30, 2013, a decrease of $196.9 million, or 22.3%.

•	The combined ratio for the nine months ended September 30, 2014 was 60.5% compared to 60.7% for the nine months ended September 30, 2013, a decrease of 0.2 percentage points.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

•
The loss ratio for the nine months ended September 30, 2014 and the nine months ended September 30, 2013 was 36.1%. The loss ratio for the nine months ended September 30, 2014 included favorable loss reserve development on prior accident years of $56.8 million, benefiting the loss ratio by 8.3 percentage points. The loss ratio for the nine months ended September 30, 2013 included favorable loss reserve development on prior accident years of $62.7 million, benefiting the loss ratio by 7.1 percentage points.

•
Net operating income available to Validus Re for the nine months ended September 30, 2014 was $318.8 million compared to $409.7 million, for the nine months ended September 30, 2013, a decrease of $91.0 million, or 22.2%.

•
General and administrative expenses for the nine months ended September 30, 2014 were $53.8 million compared to $69.6 million for the nine months ended September 30, 2013, a decrease of $15.9 million, or 22.8%.

Talbot Segment - Third Quarter 2014 Results
Highlights for the third quarter include the following:

•
Gross premiums written for the three months ended September 30, 2014 were $245.7 million compared to $246.5 million for the three months ended September 30, 2013, a decrease of $0.8 million, or 0.3%. Gross premiums written for the three months ended September 30, 2014 included $67.0 million of property premiums, $90.8 million of marine premiums and $87.8 million of specialty premiums compared to $82.8 million of property premiums, $75.8 million of marine premiums and $87.8 million of specialty premiums for the three months ended September 30, 2013.

•	Net premiums earned for the three months ended September 30, 2014 were $232.8 million compared to $218.3 million for the three months ended September 30, 2013, an increase of $14.5 million, or 6.6%.

•	The combined ratio for the three months ended September 30, 2014 was 88.9% compared to 84.9% for the three months ended September 30, 2013, an increase of 4.0 percentage points.

•
The loss ratio for the three months ended September 30, 2014 was 50.8% compared to 45.8% for the three months ended September 30, 2013, an increase of 5.0 percentage points. The loss ratio for the three months ended September 30, 2014 included favorable loss reserve development on prior accident years of $35.4 million, benefiting the loss ratio by 15.2 percentage points. The loss ratio for the three months ended September 30, 2013 included favorable loss reserve development on prior accident years of $34.2 million, benefiting the loss ratio by 15.7 percentage points. The favorable loss reserve development was primarily due to lower than expected development on attritional losses.

•
Net operating income available to Talbot for the three months ended September 30, 2014 was $31.5 million compared to $36.8 million, for the three months ended September 30, 2013, a decrease of $5.3 million, or 14.4%.

•
General and administrative expenses for the three months ended September 30, 2014 were $37.7 million compared to $37.4 million for the three months ended September 30, 2013, an increase of $0.3 million, or 0.8%.

Highlights for the year to date include the following:

•
Gross premiums written for the nine months ended September 30, 2014 were $854.3 million compared to $855.5 million for the nine months ended September 30, 2013, a decrease of $1.2 million, or 0.1%. Gross premiums written for the nine months ended September 30, 2014 included $261.1 million of property premiums, $319.8 million of marine premiums and $273.4 million of specialty premiums compared to $285.0 million of property premiums, $306.1 million of marine premiums and $264.4 million of specialty premiums for the nine months ended September 30, 2013.

•	Net premiums earned for the nine months ended September 30, 2014 were $658.6 million compared to $626.4 million for the nine months ended September 30, 2013, an increase of $32.2 million, or 5.1%.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

•	The combined ratio for the nine months ended September 30, 2014 was 84.8% compared to 77.6% for the nine months ended September 30, 2013, an increase of 7.2 percentage points.

•
The loss ratio for the nine months ended September 30, 2014 was 46.3% compared to 40.2% for the nine months ended September 30, 2013, an increase of 6.1 percentage points. The loss ratio for the nine months ended September 30, 2014 included favorable loss reserve development on prior accident years of $99.2 million, benefiting the loss ratio by 15.1 percentage points. The loss ratio for the nine months ended September 30, 2013 included favorable loss reserve development on prior accident years of $109.1 million, benefiting the loss ratio by 17.4 percentage points.

•
Net operating income available to Talbot for the nine months ended September 30, 2014 was $113.7 million compared to $153.1 million, for the nine months ended September 30, 2013, a decrease of $39.3 million, or 25.7%.

•
General and administrative expenses for the nine months ended September 30, 2014 were $107.0 million compared to $100.5 million for the nine months ended September 30, 2013, an increase of $6.5 million, or 6.5%.

AlphaCat Segment - Third Quarter 2014 Results
Highlights for the third quarter include the following:

•
Gross premiums written from our consolidated entities, including PaCRe, for the three months ended September 30, 2014 were $6.9 million compared to $3.5 million for the three months ended September 30, 2013, an increase of $3.5 million, or 99.3%.

•	Net premiums earned for the three months ended September 30, 2014 were $35.1 million compared to $37.2 million for the three months ended September 30, 2013, a decrease of $2.0 million, or 5.5%.

•	Other income for the three months ended September 30, 2014 was $6.0 million compared to $3.8 million for the three months ended September 30, 2013, an increase of $2.2 million, or 57.7%.

•
Income from operating affiliates for the three months ended September 30, 2014 was $3.8 million compared to $1.5 million for the three months ended September 30, 2013, an increase of $2.3 million, or 157.1%.

•
Income attributable to operating affiliate investors for the three months ended September 30, 2014 was $25.8 million compared to $11.8 million for the three months ended September 30, 2013, resulting in a decrease to net operating income of $14.0 million, or 118.4%.

•	The combined ratio for the three months ended September 30, 2014 was 42.7% compared to 68.0% for the three months ended September 30, 2013, a decrease of 25.3 percentage points.

•
The loss ratio for the three months ended September 30, 2014 was 10.6% compared to 42.0% for the three months ended September 30, 2013, a decrease of 31.4 percentage points. The loss ratios for the three months ended September 30, 2014 and 2013 did not include any loss reserve development on prior accident years.

•
Net operating income available to AlphaCat for the three months ended September 30, 2014 was $5.0 million compared to $3.1 million, for the three months ended September 30, 2013, an increase of $1.8 million, or 59.0%.

Highlights for the year to date include the following:

•
Gross premiums written from our consolidated entities, including PaCRe, for the nine months ended September 30, 2014 were $135.1 million compared to $146.8 million for the nine months ended September 30, 2013, a decrease of $11.7 million, or 8.0%.

•	Net premiums earned for the nine months ended September 30, 2014 were $98.3 million compared to $99.8 million for the nine months ended September 30, 2013, a decrease of $1.5 million, or 1.5%.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

•	Other income for the nine months ended September 30, 2014 was $21.5 million compared to $17.4 million for the nine months ended September 30, 2013, an increase of $4.0 million, or 23.2%.

•
Income from operating affiliates for the nine months ended September 30, 2014 was $13.6 million compared to $8.8 million for the nine months ended September 30, 2013, an increase of $4.8 million, or 54.7%.

•
Income attributable to operating affiliate investors for the nine months ended September 30, 2014 was $82.8 million compared to $42.2 million for the nine months ended September 30, 2013, resulting in a decrease to net operating income of $40.7 million, or 96.5%.

•	The combined ratio for the nine months ended September 30, 2014 was 18.5% compared to 41.1% for the nine months ended September 30, 2013, a decrease of 22.6 percentage points.

•
The loss ratio for the nine months ended September 30, 2014 was (7.3)% compared to 17.0% for the nine months ended September 30, 2013, a decrease of 24.3 percentage points. The loss ratio for the nine months ended September 30, 2014 included favorable loss reserve development on prior accident years of $11.6 million, benefiting the loss ratio by 11.8 percentage points. Accounting for Validus' ownership interest in the various AlphaCat entities, the impact of the AlphaCat favorable loss reserve development on net operating income available to Validus was $0.3 million. The loss ratio for the nine months ended September 30, 2013 did not include any loss reserve development on prior accident years.

•
Net operating income available to AlphaCat for the nine months ended September 30, 2014 was $29.6 million compared to $33.4 million, for the nine months ended September 30, 2013, a decrease of $3.7 million, or 11.2%.

Corporate Results
Corporate results include executive and board expenses, internal and external audit expenses, interest and costs incurred in connection with the Company's senior notes and junior subordinated deferrable debentures and other costs relating to the Company as a whole.
General and administrative expenses for the three months ended September 30, 2014, net of eliminations related to the operating segments, were $19.4 million compared to $18.2 million for the three months ended September 30, 2013, an increase of $1.2 million or 6.6%. Share compensation expenses for the three months ended September 30, 2014, net of operating segment eliminations were $3.0 million compared to $4.9 million for the three months ended September 30, 2013, a decrease of $1.9 million or 38.6%. In addition to the general and administrative expenses noted above, there were $0.1 million of non-recurring costs relating to the acquisition of Western World Insurance Group, Inc. ("Western World") in the quarter.
General and administrative expenses for the nine months ended September 30, 2014, net of eliminations related to the operating segments, were $55.2 million compared to $48.4 million for the nine months ended September 30, 2013, an increase of $6.8 million, or 14.0%. Share compensation expenses for the nine months ended September 30, 2014 were $8.4 million compared to $7.0 million for the nine months ended September 30, 2013, an increase of $1.4 million, or 19.6%. In addition to the general and administrative expenses noted above, there were $3.4 million of non-recurring costs relating to the acquisition of Western World for the nine months ended September 30, 2014.
Investments
Net investment income for the three months ended September 30, 2014 was $25.3 million compared to $20.0 million for the three months ended September 30, 2013, an increase of $5.3 million, or 26.2%.
Net realized gains on investments for the three months ended September 30, 2014 were $4.6 million compared to net realized losses of ($6.3) million for the three months ended September 30, 2013, an increase of $10.9 million, or 172.7%.
The change in net unrealized losses on investments for the three months ended September 30, 2014 was $(85.0) million compared to the change in net unrealized gains of $70.0 million for the three months ended September 30, 2013, a decrease of $154.9 million, or 221.4%. Net unrealized losses on investments for the three months ended September 30, 2014 were driven by ($61.0) million

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

in unrealized losses relating to PaCRe. The amount of PaCRe's net unrealized losses attributable to noncontrolling interest was $54.9 million for the three months ended September 30, 2014, leaving a net impact to the Company of ($6.1) million.
The change in net unrealized gains on investments for the three months ended September 30, 2013 was driven by $43.3 million in unrealized gains relating to PaCRe. The amount of PaCRe's net unrealized gains attributable to noncontrolling interest was ($39.0) million for the three months ended September 30, 2013, leaving a net impact to the Company of $4.3 million.
Net investment income for the nine months ended September 30, 2014 was $69.9 million compared to $71.9 million for the nine months ended September 30, 2013, a decrease of $2.0 million, or 2.7%.
Net realized gains on investments for the nine months ended September 30, 2014 were $16.2 million compared to net realized losses of ($1.2) million for the nine months ended September 30, 2013, an increase of $17.4 million.
The change in net unrealized gains on investments for the nine months ended September 30, 2014 was $16.1 million compared to the change in net unrealized losses of ($78.6) million for the nine months ended September 30, 2013, an increase of $94.8 million, or 120.5%. Net unrealized gains on investments for the nine months ended September 30, 2014 were driven by $16.9 million in unrealized gains relating to PaCRe. The amount of PaCRe's net unrealized gains attributable to noncontrolling interest was ($15.2) million for the nine months ended September 30, 2014, leaving a net impact to the Company of $1.7 million.
The change in net unrealized losses on investments for the nine months ended September 30, 2013 was driven by ($32.7) million in unrealized losses relating to PaCRe. The amount of PaCRe's net unrealized losses attributable to noncontrolling interest was $29.4 million for the nine months ended September 30, 2013, leaving a net impact to the Company of ($3.3) million.
Finance Expenses
Finance expenses for the three months ended September 30, 2014 were $15.4 million compared to $15.3 million for the three months ended September 30, 2013, an increase of 0.2%.
Finance expenses for the nine months ended September 30, 2014 were $47.4 million compared to $47.3 million for the nine months ended September 30, 2013, an increase of $0.1 million, or 0.3%.
Shareholders' Equity and Capitalization
As at September 30, 2014, total shareholders' equity was $4.2 billion including $522.3 million of noncontrolling interest. Shareholders' equity available to Validus was $3.7 billion as at September 30, 2014. Book value per diluted common share was $38.70 at September 30, 2014, compared to $38.55 at June 30, 2014. Book value per diluted common share is a non-GAAP financial measure. A reconciliation of this measure to book value per common share is presented at the end of this release.
Total capitalization at September 30, 2014 was $5.1 billion, including $540.0 million of junior subordinated deferrable debentures, $247.3 million of senior notes and $70.5 million of redeemable noncontrolling interest. Total capitalization available to Validus at September 30, 2014 was $4.5 billion, excluding $522.3 million of noncontrolling interest and $70.5 million of redeemable noncontrolling interest.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Share Repurchases
For the three months ended September 30, 2014, the number of shares repurchased was 2.3 million. A summary of the share repurchases made to date under the Company’s previously announced share repurchase program is as follows:

	Share Repurchase Activity (Expressed in thousands of U.S. dollars except for share and per share information)
	As at June 30, 2014				Quarter ended
Effect of share repurchases:	(cumulative)	July	August	September	September 30, 2014
Aggregate purchase price (a)	$1,917,688	$6,887	$40,929	$41,371	$89,187
Shares repurchased	62,171,982	187,661	1,082,445	1,060,322	2,330,428
Average price (a)	$30.84	$36.70	$37.81	$39.02	$38.27

Estimated cumulative net accretive (dilutive) impact on:
Book value per diluted common share (b)					3.00
Earnings per diluted share - Quarter (c)					0.12

	Share Repurchase Activity (Expressed in thousands of U.S. dollars except for share and per share information)
Effect of share repurchases:	As at September 30, 2014	October	As at October 28, 2014	Cumulative to Date Effect
Aggregate purchase price (a)	$2,006,875	$65,633	$65,633	$2,072,508
Shares repurchased	64,502,410	1,663,577	1,663,577	66,165,987
Average price (a)	$31.11	$39.45	$39.45	$31.32
(a) Share transactions are on a trade date basis through October 28, 2014 and are inclusive of commissions.  Average share price is rounded to two decimal places.

(b) As the average price per share repurchased during certain periods between 2009 and 2014 was lower than the book value per common share, the repurchase of shares increased the Company's period ending book value per share.

(c) The estimated impact on earnings per diluted share was calculated by comparing reported results versus i) net income per share plus an estimate of lost net investment income on the cumulative share repurchases divided by ii) weighted average diluted shares outstanding excluding the weighted average impact of cumulative share repurchases. The impact of cumulative share repurchases was accretive to earnings per diluted share.

Conference Call
The Company will host a conference call for analysts and investors on October 30, 2014 at 10:00 AM (Eastern) to discuss the third quarter 2014 financial results and related matters. The conference call may be accessed by dialing 1-888-771-4371 (toll-free U.S.) or 1-847-585-4405 (international) and entering the passcode 3791 8174. Those who intend to participate in the conference call should register at least ten minutes in advance to ensure access to the call. A telephone replay of the conference call will be available through November 13, 2014, by dialing 1-888-843-7419 (toll-free U.S.) or 1-630-652-3042 (international) and entering the passcode 3791 8174.
This conference call will also be available through a live audio webcast accessible through the Investor Relations section of the Company's website located at www.validusholdings.com. A replay of the webcast will be available at the Investor Relations section of the Company's website through November 13, 2014. In addition, a financial supplement relating to the Company's financial results for the three and nine months ended September 30, 2014 is available in the Investor Relations section of the Company's website.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

About Validus Holdings, Ltd.
Validus Holdings, Ltd. is a holding company for reinsurance and insurance operating companies and investment advisors including Validus Reinsurance, Ltd. (“Validus Re”), Talbot Holdings Ltd. (“Talbot”), Western World Insurance Group, Inc. (“Western World”) and AlphaCat Managers, Ltd. (“AlphaCat”).
Western World results have not been included in the Company's consolidated results for the three and nine months ended September 30, 2014.
Validus Re is a Bermuda based reinsurer focused on short tail lines of reinsurance. Talbot is the Bermuda parent of the specialty insurance group primarily operating within the Lloyd's insurance market through Syndicate 1183.  AlphaCat is a Bermuda based investment adviser managing capital for third parties and the Group in insurance linked securities and other property catastrophe reinsurance investments.

Contacts:

Investors:	Media:

Validus Holdings, Ltd.	Brunswick Group

Investor.Relations@validusholdings.com	Radina Russell / Josh Gerth

+1-441-278-9000	+1-212-333-3810

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Consolidated Balance Sheets
As at September 30, 2014 and December 31, 2013
(Expressed in thousands of U.S. dollars, except share and per share information)

	September 30, 2014	December 31, 2013

Assets
Fixed maturities, at fair value (amortized cost: 2014—$4,668,585; 2013—$5,522,853)	$4,670,173	$5,542,258
Short-term investments, at fair value (amortized cost: 2014—$1,684,997; 2013—$751,734)	1,684,982	751,778
Other investments, at fair value (cost: 2014—$714,508; 2013—$637,728)	718,633	618,316
Cash and cash equivalents	843,747	1,056,346
Total investments and cash	7,917,535	7,968,698
Investments in affiliates	217,612	141,243
Premiums receivable	936,306	697,233
Deferred acquisition costs	186,277	134,269
Prepaid reinsurance premiums	129,809	103,251
Securities lending collateral	9,056	3,392
Loss reserves recoverable	298,502	370,154
Paid losses recoverable	62,991	80,080
Intangible assets	103,287	106,407
Goodwill	20,393	20,393
Accrued investment income	15,415	18,876
Other assets	155,867	202,436
Total assets	$10,053,050	$9,846,432

Liabilities
Reserve for losses and loss expenses	$2,752,168	$3,030,399
Unearned premiums	1,158,429	824,496
Reinsurance balances payable	141,482	154,874
Securities lending payable	9,522	3,858
Deferred income taxes	11,687	19,086
Net payable for investments purchased	54,735	19,383
Accounts payable and accrued expenses	186,649	278,187
Notes payable to operating affiliates	655,976	439,272
Senior notes payable	247,279	247,198
Debentures payable	539,953	541,416
Total liabilities	5,757,880	5,558,169

Commitments and contingent liabilities
Redeemable noncontrolling interest	70,473	86,512

Shareholders' equity
Common shares, 571,428,571 authorized, par value $0.175 (Issued: 2014—155,253,556; 2013—154,488,497; Outstanding: 2014—89,112,271; 2013—96,044,312)	27,169	27,036
Treasury shares (2014—66,141,285; 2013—58,444,185)	(11,575)	(10,228)
Additional paid-in-capital	1,413,145	1,677,894
Accumulated other comprehensive (loss)	(2,738)	(617)
Retained earnings	2,276,409	2,010,009
Total shareholders' equity available to Validus	3,702,410	3,704,094

Noncontrolling interest	522,287	497,657

Total shareholders' equity	4,224,697	4,201,751

Total liabilities, noncontrolling interests and shareholders' equity	$10,053,050	$9,846,432

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Consolidated Statements of Operations
For the three and nine months ended September 30, 2014 and 2013
(Expressed in thousands of U.S. dollars, except share and per share information)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Underwriting income
Gross premiums written	$358,974	$356,760	$2,026,639	$2,163,833
Reinsurance premiums ceded	(30,137)	(39,415)	(275,610)	(348,027)
Net premiums written	328,837	317,345	1,751,029	1,815,806
Change in unearned premiums	165,859	213,943	(307,373)	(205,999)
Net premiums earned	494,696	531,288	1,443,656	1,609,807

Underwriting deductions
Losses and loss expenses	224,125	177,965	545,541	587,780
Policy acquisition costs	86,404	94,900	251,006	275,663
General and administrative expenses	83,319	81,089	231,606	232,335
Share compensation expenses	8,764	10,527	24,252	19,483
Total underwriting deductions	402,612	364,481	1,052,405	1,115,261

Underwriting income	$92,084	$166,807	$391,251	$494,546

Net investment income	25,261	20,009	69,909	71,868
Other (loss) income	(4,080)	(2,806)	14,985	4,297
Finance expenses	(15,354)	(15,317)	(47,380)	(47,252)
Operating income before taxes, income from operating affiliates and (income) attributable to operating affiliate investors	$97,911	$168,693	$428,765	$523,459
Tax benefit (expense)	953	(5)	(398)	220
Income from operating affiliates	3,761	1,463	13,580	8,779
(Income) attributable to operating affiliate investors	(25,807)	(11,815)	(82,833)	(42,156)
Net operating income	$76,818	$158,336	$359,114	$490,302

Net realized gains (losses) on investments	4,595	(6,320)	16,193	(1,190)
Change in net unrealized (losses) gains on investments	(84,974)	69,967	16,146	(78,618)
Income from investment affiliate	1,754	1,044	7,881	4,274
Foreign exchange (losses) gains	(11,441)	6,036	(14,761)	4,735
Transaction expenses (a)	(149)	—	(3,401)	—
Net (loss) income	$(13,397)	$229,063	$381,172	$419,503

Net loss (income) attributable to noncontrolling interest	53,069	(45,694)	(25,745)	17,831

Net income available to Validus	$39,672	$183,369	$355,427	$437,334

Selected ratios:
Net premiums written / Gross premiums written	91.6%	89.0%	86.4%	83.9%

Losses and loss expenses	45.3%	33.5%	37.8%	36.5%
Policy acquisition costs	17.5%	17.9%	17.4%	17.2%
General and administrative expenses (b)	18.6%	17.2%	17.7%	15.6%
Expense ratio	36.1%	35.1%	35.1%	32.8%

Combined ratio	81.4%	68.6%	72.9%	69.3%

(a) The transaction expenses relate to costs incurred in connection with the acquisition of Western World Insurance Group, Inc. (“Western World”), which was completed on October 2, 2014. Western World results have not been included in the Company's consolidated results for the three and nine months ended September 30, 2014. Transaction expenses are primarily comprised of legal, financial advisory and audit related services.
(b) The general and administrative expense ratio includes share compensation expenses.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Consolidated Segment Operating Income (Loss)
For the three months ended September 30, 2014 and 2013
(Expressed in thousands of U.S. dollars, except share and per share information)

	Three Months Ended September 30, 2014					Three Months Ended September 30, 2013
	Validus Re	AlphaCat	Talbot	Corporate and Eliminations	Total	Validus Re	AlphaCat	Talbot	Corporate and Eliminations	Total
Underwriting income
Gross premiums written	114,897	6,936	245,685	(8,544)	358,974	130,925	3,481	246,468	(24,114)	356,760
Reinsurance premiums ceded	(10,899)	(648)	(27,134)	8,544	(30,137)	(13,006)	(525)	(49,998)	24,114	(39,415)
Net premiums written	103,998	6,288	218,551	—	328,837	117,919	2,956	196,470	—	317,345
Change in unearned premiums	122,712	28,850	14,297	—	165,859	157,873	34,210	21,860	—	213,943
Net premiums earned	226,710	35,138	232,848	—	494,696	275,792	37,166	218,330	—	531,288

Underwriting deductions
Losses and loss expenses	102,005	3,738	118,382	—	224,125	62,250	15,615	100,100	—	177,965
Policy acquisition costs	36,177	3,378	47,862	(1,013)	86,404	47,662	3,787	44,899	(1,448)	94,900
General and administrative expenses	18,522	7,719	37,709	19,369	83,319	19,785	5,728	37,402	18,174	81,089
Share compensation expenses	2,582	179	2,990	3,013	8,764	2,479	152	2,992	4,904	10,527
Total underwriting deductions	159,286	15,014	206,943	21,369	402,612	132,176	25,282	185,393	21,630	364,481

Underwriting income (loss)	67,424	20,124	25,905	(21,369)	92,084	143,616	11,884	32,937	(21,630)	166,807

Net investment income	20,762	837	4,965	(1,303)	25,261	15,628	967	4,395	(981)	20,009
Other (loss) income	(6,827)	5,980	109	(3,342)	(4,080)	(1,892)	3,791	73	(4,778)	(2,806)
Finance expenses	(3,622)	(385)	162	(11,509)	(15,354)	(3,640)	(80)	(107)	(11,490)	(15,317)
Operating income (loss) before taxes, income from operating affiliates and (income) attributable to operating affiliate investors	77,737	26,556	31,141	(37,523)	97,911	153,712	16,562	37,298	(38,879)	168,693
Tax benefit (expense)	1,058	—	332	(437)	953	143	—	(513)	365	(5)
Income from operating affiliates	—	3,761	—	—	3,761	—	1,463	—	—	1,463
(Income) attributable to operating affiliate investors	—	(25,807)	—	—	(25,807)	—	(11,815)	—	—	(11,815)
Net operating income (loss) (a)	78,795	4,510	31,473	(37,960)	76,818	153,855	6,210	36,785	(38,514)	158,336
Net operating loss (income) attributable to noncontrolling interest	—	438	—	—	438	—	(3,099)	—	—	(3,099)
Net operating income (loss) available (attributable) to Validus	78,795	4,948	31,473	(37,960)	77,256	153,855	3,111	36,785	(38,514)	155,237

Notes:
(a) Net operating income (loss), a non-GAAP financial measure, is defined as net income (loss) excluding net realized and change in unrealized gains (losses) on investments, foreign exchange gains (losses), income (loss) from investment affiliate and non-recurring items. This measure focuses on the underlying fundamentals of our operations without the influence of gains (losses) from the sale of investments, translation of non-U.S.$ currencies and non-recurring items. Gains (losses) from the sale of investments are driven by the timing of the disposition of investments, not by our operating performance. Gains (losses) arising from translation of non-U.S.$ denominated balances are unrelated to our underlying business. Net operating income (loss) available (attributable) to Validus is defined as above and includes income (loss) from noncontrolling interests.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Consolidated Segment Operating Income (Loss)
For the nine months ended September 30, 2014 and 2013
(Expressed in thousands of U.S. dollars, except share and per share information)

	Nine Months Ended September 30, 2014					Nine Months Ended September 30, 2013
	Validus Re	AlphaCat	Talbot	Corporate and Eliminations	Total	Validus Re	AlphaCat	Talbot	Corporate and Eliminations	Total
Underwriting income
Gross premiums written	1,104,169	135,073	854,324	(66,927)	2,026,639	1,232,272	146,757	855,516	(70,712)	2,163,833
Reinsurance premiums ceded	(184,074)	(4,348)	(154,115)	66,927	(275,610)	(226,292)	(525)	(191,922)	70,712	(348,027)
Net premiums written	920,095	130,725	700,209	—	1,751,029	1,005,980	146,232	663,594	—	1,815,806
Change in unearned premiums	(233,271)	(32,444)	(41,658)	—	(307,373)	(122,303)	(46,459)	(37,237)	—	(205,999)
Net premiums earned	686,824	98,281	658,551	—	1,443,656	883,677	99,773	626,357	—	1,609,807

Underwriting deductions
Losses and loss expenses	247,848	(7,155)	304,848	—	545,541	319,298	16,928	251,554	—	587,780
Policy acquisition costs	106,547	9,414	138,383	(3,338)	251,006	142,195	10,011	127,092	(3,635)	275,663
General and administrative expenses	53,757	15,627	107,031	55,191	231,606	69,649	13,757	100,506	48,423	232,335
Share compensation expenses	7,126	330	8,434	8,362	24,252	5,421	314	6,754	6,994	19,483
Total underwriting deductions	415,278	18,216	558,696	60,215	1,052,405	536,563	41,010	485,906	51,782	1,115,261

Underwriting income (loss)	271,546	80,065	99,855	(60,215)	391,251	347,114	58,763	140,451	(51,782)	494,546

Net investment income	56,285	2,546	14,322	(3,244)	69,909	61,770	2,821	13,496	(6,219)	71,868
Other income (loss)	912	21,482	384	(7,793)	14,985	11,237	17,439	564	(24,943)	4,297
Finance expenses	(11,131)	(2,039)	68	(34,278)	(47,380)	(12,133)	(4,273)	(256)	(30,590)	(47,252)
Operating income (loss) before taxes, income from operating affiliates and (income) attributable to operating affiliate investors	317,612	102,054	114,629	(105,530)	428,765	407,988	74,750	154,255	(113,534)	523,459
Tax benefit (expense)	1,176	—	(902)	(672)	(398)	1,755	—	(1,184)	(351)	220
Income from operating affiliates	—	13,580	—	—	13,580	—	8,779	—	—	8,779
(Income) attributable to operating affiliate investors	—	(82,833)	—	—	(82,833)	—	(42,156)	—	—	(42,156)
Net operating income (loss) (a)	318,788	32,801	113,727	(106,202)	359,114	409,743	41,373	153,071	(113,885)	490,302
Net operating (income) attributable to noncontrolling interest	—	(3,160)	—	—	(3,160)	—	(7,999)	—	—	(7,999)
Net operating income (loss) available (attributable) to Validus	318,788	29,641	113,727	(106,202)	355,954	409,743	33,374	153,071	(113,885)	482,303

Notes:
(a) Net operating income (loss), a non-GAAP financial measure, is defined as net income (loss) excluding net realized and change in unrealized gains (losses) on investments, foreign exchange gains (losses), income (loss) from investment affiliate and non-recurring items. This measure focuses on the underlying fundamentals of our operations without the influence of gains (losses) from the sale of investments, translation of non-U.S.$ currencies and non-recurring items. Gains (losses) from the sale of investments are driven by the timing of the disposition of investments, not by our operating performance. Gains (losses) arising from translation of non-U.S.$ denominated balances are unrelated to our underlying business. Net operating income (loss) available (attributable) to Validus is defined as above and includes income (loss) from noncontrolling interests.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Non-GAAP Financial Measures Reconciliation
Net Operating Income available to Validus, Net Operating Income per share available to Validus and Annualized Net Operating Return on Average Equity
For the three and nine months ended September 30, 2014 and 2013
(Expressed in thousands of U.S. dollars, except share and per share information)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2014	2013	2014	2013

Net income available to Validus	$39,672	$183,369	$355,427	$437,334
Adjustments for:
Net realized (gains) losses on investments	(4,595)	6,320	(16,193)	1,190
Change in net unrealized losses (gains) on investments	84,974	(69,967)	(16,146)	78,618
(Income) from investment affiliate	(1,754)	(1,044)	(7,881)	(4,274)
Foreign exchange losses (gains)	11,441	(6,036)	14,761	(4,735)
Transaction expenses (a)	149	—	3,401	—
Net (loss) income attributable to noncontrolling interest	(52,631)	42,595	22,585	(25,830)
Net operating income available to Validus	77,256	155,237	355,954	482,303
Less: Dividends and distributions declared on outstanding warrants	(1,552)	(1,552)	(4,656)	(17,662)
Net operating income available to Validus, adjusted	$75,704	$153,685	$351,298	$464,641

Net income per share available to Validus - diluted	$0.41	$1.77	$3.70	$3.99
Adjustments for:
Net realized (gains) losses on investments	(0.04)	0.06	(0.17)	0.01
Change in net unrealized losses (gains) on investments	0.90	(0.67)	(0.17)	0.75
(Income) from investment affiliate	(0.02)	(0.01)	(0.08)	(0.04)
Foreign exchange losses (gains)	0.12	(0.06)	0.15	(0.04)
Transaction expenses (a)	—	—	0.04	—
Net (loss) income attributable to noncontrolling interest	(0.55)	0.41	0.24	(0.26)
Net operating income per share available to Validus - diluted	$0.82	$1.50	$3.71	$4.41

Weighted average number of common shares and common share equivalents	94,736,572	103,613,766	95,937,641	105,264,913

Average shareholders' equity available to Validus	$3,739,758	$3,701,009	$3,708,169	$3,831,684

Annualized net operating return on average equity	8.3%	16.8%	12.8%	16.8%

(a) The transaction expenses relate to costs incurred in connection with the acquisition of Western World Insurance Group, Inc. (“Western World”), which was completed on October 2, 2014. Western World results have not been included in the Company's consolidated results for the three and nine months ended September 30, 2014. Transaction expenses are primarily comprised of legal, financial advisory and audit related services.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Non-GAAP Financial Measures Reconciliation
Book Value per Common Share, Book Value per Diluted Common Share and Book Value per Diluted Common Share plus Accumulated Dividends
As at September 30, 2014 and December 31, 2013
(Expressed in thousands of U.S. dollars, except share and per share information)

	As at September 30, 2014
	Equity Amount	Shares	Exercise Price	Book Value Per Share
Book value per common share
Total shareholders' equity available to Validus	$3,702,410	89,112,271		$41.55

Book value per diluted common share
Total shareholders' equity available to Validus	3,702,410	89,112,271
Assumed exercise of outstanding warrants	90,950	5,174,114	$17.58
Assumed exercise of outstanding stock options	26,340	1,439,328	$18.30
Unvested restricted shares	—	2,980,333
Book value per diluted common share	$3,819,700	98,706,046		$38.70
Adjustment for accumulated dividends				8.58
Book value per diluted common share plus accumulated dividends				$47.28

	As at December 31, 2013
	Equity Amount	Shares	Exercise Price	Book Value Per Share
Book value per common share
Total shareholders' equity available to Validus	$3,704,094	96,044,312		$38.57

Book value per diluted common share
Total shareholders' equity available to Validus	3,704,094	96,044,312
Assumed exercise of outstanding warrants	98,513	5,296,056	$18.60
Assumed exercise of outstanding stock options	29,688	1,572,713	$18.88
Unvested restricted shares	—	2,853,083
Book value per diluted common share	$3,832,295	105,766,164		$36.23
Adjustment for accumulated dividends				7.68
Book value per diluted common share plus accumulated dividends				$43.91

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Cautionary Note Regarding Forward-Looking Statements
This press release may include forward-looking statements, both with respect to the Company and its industry, that reflect our current views with respect to future events and financial performance. Statements that include the words "expect", "intend", "plan", "believe", "project", "anticipate", "will", "may" and similar statements of a future or forward-looking nature identify forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond the Company's control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. We believe that these factors include, but are not limited to, the following: 1) unpredictability and severity of catastrophic events; 2) rating agency actions; 3) adequacy of Validus' risk management and loss limitation methods; 4) cyclicality of demand and pricing in the insurance and reinsurance markets; 5) statutory or regulatory developments including tax policy, reinsurance and other regulatory matters; 6) Validus' ability to implement its business strategy during "soft" as well as "hard" markets; 7) adequacy of Validus' loss reserves; 8) continued availability of capital and financing; 9) retention of key personnel; 10) competition; 11) potential loss of business from one or more major insurance or reinsurance brokers; 12) Validus' ability to implement, successfully and on a timely basis, complex infrastructure, distribution capabilities, systems, procedures and internal controls, and to develop accurate actuarial data to support the business and regulatory and reporting requirements; 13) general economic and market conditions (including inflation, volatility in the credit and capital markets, interest rates and foreign currency exchange rates); 14) the integration of businesses Validus may acquire or new business ventures Validus may start; 15) the effect on Validus' investment portfolios of changing financial market conditions including inflation, interest rates, liquidity and other factors; 16) acts of terrorism or outbreak of war; and 17) availability of reinsurance and retrocessional coverage, as well as management's response to any of the aforementioned factors.
The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in Validus' most recent reports on Form 10-K and Form 10-Q and other documents of the Company on file with or furnished to the U.S. Securities and Exchange Commission (“SEC”). Any forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Validus will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Validus or its business or operations. Except as required by law, the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.
Non-GAAP Financial Measures
In presenting the Company's results, management has included and discussed certain schedules containing net operating income (loss), net operating income (loss) available (attributable) to Validus, net operating income (loss) per share, underwriting income (loss), annualized net operating return on average equity, book value per diluted common share and book value per diluted common share plus accumulated dividends that are not calculated under standards or rules that comprise U.S. GAAP. Such measures are referred to as non-GAAP. Non-GAAP measures may be defined or calculated differently by other companies. These measures should not be viewed as a substitute for those determined in accordance with U.S. GAAP. A reconciliation of net operating income (loss) to net income (loss), the most comparable U.S. GAAP financial measure, is presented in the section above entitled “Net Operating Income available to Validus, Net Operating Income per share available to Validus and Annualized Net Operating Return on Average Equity”. A reconciliation of underwriting income and operating income to net income, the most comparable U.S. GAAP financial measure, is presented in the “Consolidated Statements of Operations” above.
Underwriting income indicates the performance of the Company's core underwriting function, excluding revenues and expenses such as net investment income (loss), other income, finance expenses, gain on bargain purchase, net of expenses, net realized and change in unrealized gains (losses) on investments, foreign exchange gains (losses) and transaction expenses. The Company believes the reporting of underwriting income enhances the understanding of our results by highlighting the underlying profitability of the Company's core insurance and reinsurance business. Underwriting profitability is influenced significantly by earned premium growth, adequacy of the Company's pricing and loss frequency and severity.
Underwriting profitability over time is also influenced by the Company's underwriting discipline, which seeks to manage exposure to loss through favorable risk selection and diversification, its management of claims, its use of reinsurance and its ability

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

to manage its expense ratio, which it accomplishes through its management of acquisition costs and other underwriting expenses. The Company believes that underwriting income provides investors with a valuable measure of profitability derived from underwriting activities.
Annualized net operating return on average equity is presented in the section above entitled “Net Operating Income available to Validus, Net Operating Income per share available to Validus and Annualized Net Operating Return on Average Equity.” A reconciliation of book value per diluted common share and book value per diluted common share plus accumulated dividends to book value per common share, the most comparable U.S. GAAP financial measure, is presented in the section above entitled “Book Value per Common Share, Book Value per Diluted Common Share and Book Value per Diluted Common Share plus Accumulated Dividends.” Net operating income (loss) is calculated based on net income (loss) excluding net realized gains (losses) on investments, change in net unrealized gains (losses) on investments, foreign exchange gains (losses), income (loss) from investment affiliates and non-recurring items. Realized gains (losses) from the sale of investments are driven by the timing of the disposition of investments, not by our operating performance. Gains (losses) arising from translation of non-US$ denominated balances are unrelated to our underlying business. Net operating income (loss) available (attributable) to Validus is defined as net operating income (loss) as defined above, but excluding income (loss) available (attributable) to noncontrolling interest.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com